Exhibit 99.3

Eightco Holdings Inc. ($ORBS) Digital Asset Treasury Launches “Chairman’s Message” Video Series

Reinforces “Power of Eight” Initiative, targeting 800M Worldcoin (WLD) tokens and verify 8B humans

Currently over 17 million verified World humans, with goal of verifying 100 million in the next twelve months

World is the single sign-on and Proof-of-Human verification for the AI era

The Company is supported by a select group of strategic and institutional investors including: BitMine (BMNR), MOZAYYX, World Foundation, Wedbush, Coinfund, Discovery Capital Management, FalconX, Kraken, Pantera, GSR, Brevan Howard and more

EASTON, PA., October 7, 2025 /PRNewswire/ — Eightco Holdings Inc. (NASDAQ: ORBS) today announced the launch of its “Chairman’s Message” video series and corporate presentation. This Chairman’s message is expected to be produced monthly. The company closed on its $270 million PIPE (private investment into a public equity) financing on September 9th. It was recently announced that the World network has surpassed 17 million verified humans.

“We’ve seen tremendous interest and enthusiasm around Worldcoin and our treasury since launching ORBS,” said Dan Ives, Chairman of Eightco Holdings Inc. ($ORBS). “The ‘Chairman’s Message’ shares my perspective on why WLD is leading the charge into our AI-driven future. We see substantial value creation ahead, with a target of acquiring 800 million WLD tokens and a projected value of $10 per token, representing an $8 billion potential valuation for ORBS.”

As part of his mission to raise global awareness for $ORBS and Worldcoin, Chairman Ives will embark on the ORBS World Tour, visiting several of the cities where World stores are located, including:

●	October 7: San Francisco

●	October 18-21: Bangkok

●	October 22-23: Kuala Lumpur

●	October 24-25: Singapore

●	October 27-28: Seoul

●	October 29-30: Tokyo

●	December 8-10: London

“As AI-generated content continues to surge, the need for Proof of Human will only grow. We believe World ID will emerge as the universal single sign-on of the future, integrating across governments, enterprises, fintech, dating, gaming, and beyond,” added Ives.

Both the “Chairman’s Message” and corporate presentation are available on the website: www.8co.holdings/chairmans-message

ABOUT EIGHTCO HOLDINGS INC.

Eightco Holdings Inc. (NASDAQ: ORBS) is delivering a first-of-its-kind Worldcoin (WLD) treasury strategy. With this digital asset treasury (DAT), Eightco is advancing the AI revolution, implementing a technology infrastructure layer that is integral to the future of authentication, verification and Proof of Human (PoH). World is the single sign-on and Proof-of-Human verification for the AI era. In an increasingly agentic world, Eightco aims to achieve a universal foundation for digital identity.

For additional details, follow on X:

https://x.com/iamhuman_orbs

https://x.com/divestech

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: Eightco’s ability to maintain compliance with the Nasdaq’s continued listing requirements; unexpected costs, charges or expenses that reduce Eightco’s capital resources; Eightco’s inability to raise adequate capital to fund its business; Eightco’s inability to innovate and attract users for Eightco’s products; future legislation and rulemaking negatively impacting digital assets; and shifting public and governmental positions on digital asset mining activity. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause Eightco’s actual results to differ from those contained in forward-looking statements, see Eightco’s filings with the Securities and Exchange Commission (the “SEC”), including in its Annual Report on Form 10-K filed with the SEC on April 15, 2025. All information in this press release is as of the date of the release, and Eightco undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

SOURCE Eightco Holdings (NASDAQ: ORBS)

MEDIA CONTACT:

Marcy Simon

Marcy@agentofchange.com

+19178333392